

<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from the June 30,
1996 condensed consolidated balance sheet and restated financial information for the first half of 1996 extracted from the June 29, 1997 condensed consolidated statements of income and is qualified in its entirety by reference to such reports. The previously filed financial data schedule has been restated to conform to revised financial statement presentation. The restatement had no effect on net income.
</LEGEND>

<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                              DEC-29-1996
<PERIOD-START>                                 JAN-01-1996
<PERIOD-END>                                   JUN-30-1996
<CASH>                                              16,145
<SECURITIES>                                        40,194
<RECEIVABLES>                                      378,274
<ALLOWANCES>                                        31,700
<INVENTORY>                                         94,500
<CURRENT-ASSETS>                                   661,218
<PP&E>                                           1,419,048
<DEPRECIATION>                                     769,255
<TOTAL-ASSETS>                                   3,547,114
<CURRENT-LIABILITIES>                              608,866
<BONDS>                                                  0
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                        312,470
<COMMON>                                             1,018
<OTHER-SE>                                       1,111,896
<TOTAL-LIABILITY-AND-EQUITY>                     3,547,114
<SALES>                                                  0
<TOTAL-REVENUES>                                 1,179,049
<CGS>                                                    0
<TOTAL-COSTS>                                      606,849
<OTHER-EXPENSES>                                         0
<LOSS-PROVISION>                                         0
<INTEREST-EXPENSE>                                  21,988
<INCOME-PRETAX>                                    226,335
<INCOME-TAX>                                        91,666
<INCOME-CONTINUING>                                134,669
<DISCONTINUED>                                      89,317
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                       223,986
<EPS-PRIMARY>                                         1.75
<EPS-DILUTED>                                         1.59


